UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2026

NOMAD POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

433 Plaza Real, Suite 275

Boca Raton, Florida 33432

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMAD	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Executive Officer

On November 9, 2026, Geordan Pursglove stepped down as Chief Executive Officer of Nomad Power Solutions, Inc. (the “Company”). He also resigned as a member of the Company’s Board of Directors (the “Board”) and from all officer and director positions with the Company’s subsidiaries and affiliates, effective on the same date. Mr. Pursglove’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(e) Separation Agreement

In connection with Mr. Pursglove’s departure, the Company and Mr. Pursglove entered into a Separation Agreement dated November 9, 2026 (the “Separation Agreement”). The Separation Agreement supersedes his employment agreement with the Company dated June 16, 2025 (the “Employment Agreement”), except as described below. Under the Separation Agreement, Mr. Pursglove will receive the following:

Severance Payment. He will receive a cash severance payment of $600,000, payable in full upon execution of the Separation Agreement.

Consulting Arrangement and RSU Grant. After the Termination Date, Mr. Pursglove will serve the Company as an independent consultant through January 31, 2027 (the “Consulting Period”). During that period, he will be reasonably available for up to 80 hours per month. His transition services include transferring knowledge and pending matters to his successor, introducing successor personnel to key customers, vendors, investors, lenders and regulators, and helping prepare the Company’s periodic reports, earnings materials and certifications for periods ending December 31, 2026. As sole compensation for these services, the Board or its Compensation Committee granted him 1,500,000 restricted stock units (“RSUs”) under the Company’s 2020 Stock Incentive Plan, effective as of the first day of the Consulting Period. The RSUs will vest in full on January 31, 2027, subject to his continued provision of transition services through that date.

In exchange for these benefits, Mr. Pursglove gave the Company and its affiliates a general release of claims. He remains bound by the non-competition and non-solicitation provisions in Section 8 of the Employment Agreement. The Separation Agreement also includes confidentiality and mutual non-disparagement covenants.

This summary of the Separation Agreement is not complete. It is qualified in its entirety by the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contemporaneous with Mr. Pursglove’s resignation, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Michael Hilmer, effective as of November 9, 2026. Under the Consulting Agreement, Mr. Hilmer will provide certain consulting services to the Company. These services include developing the Company’s budget and go-to-market strategy, analyzing the Company’s organizational readiness, and initiating and maintaining communications with bankers, funding partners and analysts about the Company’s vision for 2027.

On November 9, 2026 (the “Appointment Date”), the Board of Directors of the Company (the “Board”) elected Mr. Hilmer as a member of the Board, effective immediately. On the same date, the Board appointed Mr. Hilmer as the non-employee Executive Chairman of the Board. As Executive Chairman, Mr. Hilmer will lead the Board in carrying out its responsibilities. He will also work with the Board to develop and implement the Company’s strategic plan and perform other duties customary for the role. Mr. Hilmer has not been appointed to any committee of the Board at this time.

Under the Consulting Agreement, Mr. Hilmer receives a consulting fee of $20,000 per month, which the Company may review and adjust periodically at its discretion. The Company will reimburse Mr. Hilmer for reasonable business expenses under its expense reimbursement policies. The engagement renews month to month at the Company’s discretion. Either party may terminate it on not less than ten business days’ notice. If the engagement ends partway through a month, Mr. Hilmer will be paid the pro-rata for services completed through the termination date. Mr. Hilmer serves as an independent contractor and is not eligible for employee benefits. The Company has agreed to indemnify Mr. Hilmer, in his capacity as a consultant and, from the Appointment Date, as a director and Executive Chairman, to the fullest extent permitted under the Delaware General Corporation Law. The Company has also agreed to maintain appropriate directors’ and officers’ liability insurance coverage. The Consulting Agreement includes customary confidentiality, conflict of interest and insider trading acknowledgment provisions.

Other than the Consulting Agreement, there is no arrangement or understanding between Mr. Hilmer and any other person under which he was selected as a director or Executive Chairman. Mr. Hilmer has no family relationship with any director or executive officer of the Company. Other than the Consulting Agreement, Mr. Hilmer has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

This summary of the Consulting Agreement is not complete and is qualified in its entirety by the full text of the Consulting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 9, 2026, Nomad Power Solutions, Inc., (the “Company”), issued a press release announcing the resignation of Chief Executive Officer and Chairman of the Board of Directors, Geordan Pursglove and the engagement of Michael Hilmer as a consultant to the Company.

The information in this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Separation Agreement between Geordan Pursglove and Nomad Power Solutions, Inc., dated November 9, 2026.
10.2	Consulting Agreement between Michael Hilmer and Nomad Power Solutions, Inc. dated November 9, 2026
99.1	Press Release dated November 9, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2026	NOMAD POWER SOLUTIONS, INC.
(Registrant)

	By:	/s/ Michael Hilmer
Michael Hilmer
Chief Executive Officer